UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

ANGELES PARTNERS XII

(Exact name of Registrant as specified in its charter)

            California

  0-13309

  95-3903623

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03 below.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Angeles Partnership XII, (the “Registrant”), effectively owns a 100% interest in Hunters Glen AP XII, L.P., a South Carolina Limited Partnership, (“Hunters Glen”), which owns three investment properties, Hunters Glen Apartments IV, V, and VI (collectively the “Hunters Glen Apartments”). On August 31, 2007, Hunters Glen obtained a third mortgage loan in the principal amount of approximately $15,714,000 on Hunters Glen Apartments, located in Plainsboro, New Jersey. The third mortgage bears interest at 5.84% per annum and requires monthly payments of principal and interest of approximately $93,000 beginning on October 1, 2007, through the December 1, 2015 maturity date.  The third mortgage has a balloon payment of approximately $13,695,000 due at maturity.  If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to December 1, 2016, during which period the third mortgage would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest. The Partnership may prepay the third mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership and Registrant, to guarantee the obligations and liabilities of the Partnership with respect to the new mortgage financing.

In accordance with the terms of the loan agreement, payment of the loan may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the  Multifamily Notes, copies of which are filed as exhibits 10.40 and 10.41.

In accordance with the Registrant’s partnership agreement, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transaction will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.40 Form of Multifamily Note between Capmark Bank and Hunters Glen AP XII L.P, a South Carolina limited partnership in reference to Hunters Glen IV Apartments.

10.41

Form of Multifamily Note between Capmark Bank and Hunters Glen AP XII L.P, a South Carolina limited partnership in reference to Hunters Glen V and VI Apartments.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES PARTNERS XII

(a California Limited Partnership)

By:

Angeles Realty Corporation II

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

September 7, 2007